Exhibit 10.16

COMMON STOCK SUBSCRIPTION AGREEMENT

THIS COMMON STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is made as of December 4, 2006, by and among SONORAN ENERGY, INC., a Washington corporation (the "Company"), and Cubus APS ("Purchaser").

SECTION 1
AUTHORIZATION AND SALE OF COMMON STOCK.

The Company has authorized the sale and issuance of up to 30,000,000 shares of its Common Stock, no par value per share (the "Common Stock") in accordance with the provisions hereof.

Section 1.1

Sale of Shares.  Subject to the terms and conditions hereof, the Company will issue and sell to Purchaser and Purchaser will buy from the Company 30,000,000 shares of Common Stock (the "Shares") at a purchase price of $0.10 per share, or an aggregate purchase price of $3,000,000 (the “Purchase Price”).

Section 1.2

Anti-Dilution Adjustment.  The Company grants to Purchaser the right to receive additional shares of Common Stock as set forth in this Section 1.2 (the "Antidilution Rights").  If the Company (i) issues shares of Common Stock (other than as contemplated by this Agreement) or other securities convertible into shares of Common Stock at a price, or in the case of Convertible Securities (as defined in Section 1.6) with any conversion price, per share of Common Stock that is less than $0.10, or (ii) participates in, or enters into negotiations for, a merger, consolidation or other business combination transaction that is consummated whereby the other party to such transaction acquires more than 50% of the Company's then issued and outstanding Common Stock or substantially all of the Company's assets, which transaction results in the Company's Common Stockholders receiving consideration with a fair market value per share (determined in good faith by the Company's Board of Directors after consultation with Purchaser) that is less than $0.10, then each Antidilution Right shall without further action on behalf of any party, be automatically converted into the right to receive from the Company, and the Company will issue, additional shares of Common Stock to Purchaser (the "Dilution Shares") in an amount equal to (a) the aggregate purchase price hereunder paid by Purchaser (including any amount paid by Purchaser upon exercise of the Warrant (as defined in Section 1.4 hereof)) divided by such lesser price, less (b) the number of shares originally issued to Purchaser at the Closing and pursuant to the Warrant, if applicable. In the case of any issuance of additional shares resulting from a transaction described in clause (i) hereof, such issuance shall be made promptly after such transaction.  In the case of any issuance of additional shares resulting from a transaction described in clause (ii) hereof, such issuance shall be made immediately prior to the closing of such transaction. The Antidilution Rights are not transferable apart from the underlying Shares to which they relate.

Section 1.3

Board Access.  For so long as Purchaser owns at least 50% of the Shares or 10% of the outstanding Common Stock, whichever is less, then at Purchaser's request (as specified in a written notice to the Company), the Board of Directors of the Company will take all legal actions necessary to appoint Purchaser to the Board.  For so long as Purchaser owns at least 20% of the Shares or 5% of the outstanding Common Stock, whichever is less, then at Purchaser's request, (i) one person who shall be Purchaser' designated representative, shall receive notice of all meetings of the Board of Directors of the Company and each meeting of any committee thereof and shall be permitted to attend any or all of such board or committee meetings, but shall have no voting rights at any such meetings, and (ii) the Company shall provide to Purchaser copies of all notices, reports, audited and unaudited financial statements, budgets, minutes and consents at the time and in the manner as they are provided to the Board of Directors or any committee thereof or upon Purchaser’s reasonable request.

Section 1.4

Warrant.  The Company hereby grants to Purchaser a warrant to purchase up to 50,000,000 additional shares of Common Stock at a per share price of $0.10 (the “Warrant Shares”), exercisable in whole or in part for a period of 9 years immediately following the Closing Date, in substantially the form attached hereto as Exhibit B (the "Warrant").

Section 1.5

Exclusivity.  For a period of 180 days from the date of this Agreement, the Company agrees that it will not (i) (directly or indirectly through its officers, directors, shareholders, agents, representatives or otherwise) initiate contact with, continue any further contact with, solicit or encourage any proposals by, or affirmatively participate in any discussions or negotiations with or afford any access to the properties, books or records of the Company to any corporation, natural person or entity regarding any merger, consolidation or business combinations involving the Company or the sale, transfer or assignment of all or substantially all of the assets of the Company, and (ii) enter into any agreement to sell, transfer or issue any shares of Common Stock for any reason (excluding the shares sold to Purchaser under this Agreement and the issuances of Common Stock and Convertible Securities set forth on Exhibit A hereto).

Section 1.6

Right of First Refusal.  Except with respect to the outstanding options and warrants set forth on Exhibit A hereto, if at any time after the Closing Date the Company shall approve the issuance and sale of any shares of its Common Stock or any rights to subscribe for or options, warrants, conversion privileges or other contractual rights to purchase any shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), the Company shall first offer to sell to Purchaser such shares of Common Stock or Convertible Securities.

Section 1.7

Required Approval of Certain Extraordinary Corporate Events.  For so long as Purchaser owns at least 50% of the Shares or 10% of the outstanding Common Stock, whichever is less, the Company agrees that it shall not take any of the following acts without the prior written consent of Purchaser, which will not be unreasonably withheld: (i) cause or permit the Company or any of its subsidiaries to make a distribution or pay any dividends to the shareholders of the Company; (ii) authorize and approve any indebtedness (including any refinancing thereof) by the Company or any of its subsidiaries, except for any financing arrangement not exceeding $100,000 individually or $250,000 in the aggregate during any fiscal year; (iii) authorize or approve the Company or any of its subsidiaries to make any capital expenditures except for any expenditures incurred in the ordinary course of business not exceeding $500,000 in the aggregate; (iv) authorize or approve the Company or any of its subsidiaries to make any investment any Person or Persons (as defined below), except for investments not exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; (v) authorize or approve the payment of day salary, bonus or other compensation, or make any loan or engage in any other transaction outside of the usual course of the employment relationship to any Shareholder or any officer of the Company; (vi) cause or permit to cause the Company or any of its subsidiaries to file any petition seeking to reorganize the Company or any subsidiary of the Company pursuant to, or to obtain relief under, any federal or state bankruptcy or insolvency law; (vii) cause or permit to cause the Company or any of its subsidiaries to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any Person for a purchase price in excess of $50,000; (viii) authorize or approve any amendment to the organizational documents of the Company or any of its subsidiaries if such amendment has an adverse and discriminatory effect on the rights or economic interests of Purchaser; (ix) increase or decrease the number of members on the Board; (x) cause or permit the Company or any of its subsidiaries to purchase or redeem any of the Common Stock or other equity interests of the Company or any subsidiary; (xi) authorize or approve any stock option plan, stock bonus plan, incentive plan or any other similar program or plan of the Company or any of its subsidiaries; (xii) cause or permit the Company or any of its subsidiaries to issue any Convertible Securities to any Person, including the issuance of any options to any employees or consultants of the Company or any of its subsidiaries pursuant to any stock option agreement, stock option plan, stock bonus plan, incentive plan or any other similar program or plan (excluding the Convertible Securities set forth on Exhibit A hereto); (xiii) authorize or approve any agreements, contracts or other binding commitments, understandings, arrangements, or transactions of any kind between the Company and/or any of its subsidiaries on the one hand, and any shareholder and its affiliates, on the other hand, including any lease, employment agreement, consulting agreement, or management agreement; or (xiv) cause or permit to cause the Company or any of its subsidiaries to do any act which would make it impossible to carry on the ordinary business of the Company or any of its subsidiaries, including the dissolution, liquidation or winding-up of the affairs of the Company or any of its subsidiaries.   For purposes of this Agreement, “Person(s)” means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

This paragraph 1.7 will lapse and be of no further force or effect after both of the following occur: (i) that certain $12,000,000 Credit Agreement, dated as of the date hereof, among the Company and NGPC Asset Holdings, LP (and/or its associated lenders) has been repaid in full and (ii) the Company’s common stock has traded at or above $0.50 per share (adjusted for any recapitalizations) for a period of 20 consecutive trading days, with a daily average trading volume of at least 200,000 shares per day for that 20-day measurement period.

SECTION 2
CLOSING DATE; PAYMENT AND DELIVERY.

Section 2.1

Closing Date.  The closing under this Agreement with respect to the sale of the Shares pursuant to Section 1.2 hereof (the "Closing") shall take place as soon as reasonably practicable after the satisfaction or waiver of the conditions to Closing set forth in Section 5, at the offices of counsel to Purchase or at such other times, dates and places upon which the Company and Purchaser shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

Section 2.2

Payment and Delivery.  At the Closing, Purchaser shall transmit the purchase price in immediately available funds by wire transfer to the Company. At the Closing the Company will deliver to Purchaser a certificate representing the Shares. The certificate for Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants to Purchaser as follows:

Section 3.1

Organization.  The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company. The Company has no subsidiaries and owns no equity interests, or rights convertible into equity interests in any entity.

Section 3.2

Capitalization.  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, no par value per share, of which 84,524,163 shares are issued and outstanding as of the date hereof (prior to the stock issuances contemplated hereby) and 25,000,000 shares of Preferred Stock, no par value per share, no shares of which are issued and outstanding as of the date hereof. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.  As of the date hereof, the Company has 27,191,993 shares of Common Stock reserved for issuance with respect to the outstanding Convertible Securities set forth on Exhibit A hereto.  Except as otherwise indicated on Exhibit A hereto, none of the issued and outstanding Convertible Securities set forth on Exhibit A hereto have the right to receive additional shares of Common Stock or similar anti-

dilution adjustments as a result of the transactions contemplated by this Agreement or otherwise.  Except as described in this Agreement, there are no other Convertible Securities presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities.

Section 3.3

Authorization.  The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.  Upon the issuance and delivery of the Shares and Warrant Shares as contemplated by this Agreement, the Shares, Warrant Shares and the Dilution Shares, if any, will be validly issued, fully paid and nonassessable.  The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

Section 3.4

No Conflict.   The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit, under, any provision of the Company's Articles of Incorporation, as amended, or Bylaws of the Company, as amended, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule, listing or stock exchange rule, or regulation applicable to the Company, its properties or assets.

Section 3.5

Accuracy of Reports.  All reports required to be filed by the Company under the Exchange Act, copies of which have been furnished to Purchaser, have been duly filed with the SEC, complied at the time of filing, in all material respects with the requirements of the Exchange Act and their respective forms (collectively, the "Reports"), and, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 3.6

Registration Rights.  Except as set forth on Exhibit A, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

Section 3.7

Consents, Etc..  No consent, approval or authorization of or designation, declaration or filing with the Company’s shareholders or any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority.

Section 3.8

Litigation.  There is no pending or, to the best of the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any portion of its assets taken as a whole may be bound, and which Litigation if adversely determined would have a material adverse effect on the Company.

Section 3.9

Investment Company.  The Company is not an "Investment Company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

Section 3.10

Financial Statements.  The audited balance sheet of the Company as at April 30, 2006 and April 30, 2005, and the related audited statements of operations, cash flows, and stockholders' equity of the Company for the fiscal year then ended, copies of which have been furnished to Purchasers, and the balance sheet of the Company at July 31, 2006, and the related statements of operations and cash flow of the Company for the three months then ended, copies of which have been furnished to Purchaser, fairly present, subject, in the case of the balance sheet at July 31, 2006, and said statements of income and cash flow for the three months then ended, to year-end audit adjustments, the financial condition of the Company at such dates and the results of the operations of the Company for the periods ended on such dates, and such balance sheets and statements of operations, cash flows, and stockholders' equity were prepared in accordance with United States generally accepted accounting principles ("GAAP") (and in compliance with the regulations promulgated by the SEC). As of October 31, 2006, the total debt of the Company was $11,507,499 determined consistently with the audited financial statements as of April 30, 2006.  Since July 31, 2006, no Material Adverse Change has occurred except as set forth in the Reports or in this Agreement or on the Exhibits or Schedules hereto. The term "Material Adverse Change" shall mean (a) a material adverse change in the business, financial condition, results of operations or prospects of the Company, or (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under this Agreement or any material Agreement of the Company.

Section 3.11

Employee Benefits.

(a)

For purposes of this Section 3.11, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any persons currently or formerly employed by the Company (“Employees") is the named insured and as to which the Company makes premium payments, whether or not the Company is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current Employees and (i) to which the Company is party or by which the Company (or any of the rights, properties or assets of the Company) is bound, (ii) with respect to which the Company has made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of the Company is a beneficiary as a result of his or her employment or affiliation with the Company.

(b)

With respect to any Employee, the Company has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current, future or former Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the Company is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

(c)

With respect to any Employee, the Company does not maintain, contribute to or have any material liability under (or with respect to) any Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or a non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Plan or are reflected as a liability on the books of the Company and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Plan which is a Welfare Plan.

(d)

Except as set forth on Exhibit A, the Company has, with respect to all current and former Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to the Company. The Company has not engaged in nor is it bound to enter into, any transaction with respect to any Employee Plan which would subject the Company to any material liability due to either a civil penalty assessed pursuant to Section 502(l) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the

Code. No actions, suits or claims with respect to the assets of any Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a material adverse effect on the Company. There are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by the Company for Employees, nor are there any  unfunded obligations with respect thereto. With respect to any Employee, the Company has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and the Company has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan. Except as set forth on Exhibit A, each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to an Employee Plan exists with respect to any Employee Plan year ending on or before the Closing. There is no agreement or promise, written or oral, of the Company to the effect that any Employee Plan may not be terminated at the Company's discretion at any time, subject to applicable law.

Section 3.12

Environmental Condition.

(a)

Except as set forth on Exhibit A, the Company (i) has obtained all environmental permits necessary for the ownership and operation of its properties and the conduct of its businesses, except where such failure to obtain could not reasonably be expected to cause a Material Adverse Change; (ii) is in compliance with all terms and conditions of such environmental permits and with all other requirements of applicable environmental laws, except where such failure to comply could not reasonably be expected to cause a Material Adverse Change; (iii) has not received notice of any violation or alleged violation of any environmental law or environmental permit; and (iv) is not subject to any actual or contingent environmental claim which could reasonably be expected to cause a Material Adverse Change.

(b)

Except as set forth on Exhibit A, to the Company's knowledge, none of the present or previously owned or operated properties of the Company or of any of its present or former subsidiaries, wherever located, (i) is subject to a lien, arising under or in connection with any environmental laws, which could reasonably be expected to cause a Material Adverse Change; or (ii) has been the site of any release of hazardous substances or hazardous wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in a Material Adverse Change.

(c)

Without limiting the foregoing (i) all necessary notices have been properly filed, and no further action is required under current environmental law as to each Response or other restoration or remedial project undertaken by the Company, or its present or former subsidiaries on any of their presently or formerly owned or operated properties and (ii) the present and, to the Company knowledge, future liability, if any, of the Company and its subsidiaries which could reasonably be expected to arise in connection with requirements under environmental laws will not result in a Material Adverse Change.

Section 3.13

Business.  The Company has all franchises, permits, licenses, patents and other rights and privileges necessary to permit it to own its property and conduct its business, except for those, the non-obtainment of which would not reasonably be expected to cause a Material Adverse Change.

Section 3.14

Gas Contracts.  The Company is not, as of the date hereof, (a) obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Company's consolidated oil and gas properties at some future date without receiving full payment therefor at the time of delivery, and (b) has not produced gas, in any material amount, subject to, and none of the Company's consolidated oil and gas properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Company has established monetary reserves adequate in amount in accordance with GAAP to satisfy such obligations and has segregated such reserves from its other accounts.

Section 3.15

Title to Properties; Liens.  Except as set forth on Exhibit A, the Company has defensible title to all of the properties and assets, both real and personal, tangible and intangible, that it purports to own, including the properties and assets reflected in the Reports and including the lands and leases and associated net revenue interests reflect in the Company's most recent reserve report, as of August 21, 2006, as prepared by Haas Petroleum Engineering Services, Inc. (the "Reserve Report"), other than dispositions or expirations since the date thereof, and they are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge except routine statutory liens securing liabilities not yet due and payable and minor liens, encumbrances, restrictions, exceptions, reservations, limitations and other imperfections that do not materially detract from the value of the specific asset affected or the present use of such asset.

Section 3.16

Taxes.  Within six (6) months from Closing, each of the Company and its Subsidiaries will have filed, or caused to be filed, all federal and other tax returns and reports required by applicable law to have been filed by it and will have paid all taxes and other governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

Section 3.17

Interested Party Transactions.  Except as otherwise reflected in the Reports, no executive officer, director or stockholder owning 5% of the outstanding Common Stock of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act) of any such person or entity or the Company has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

Section 3.18

Reserve Report.  A true and correct copy of the Reserve Report has been provided to Purchaser.  All information contained in the Reserve Report is true and correct in all material respects as of the date thereof.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to the Company as follows:

Section 4.1

Investment.  The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act, and any state securities laws.  The Purchaser understands that the investment in the Shares is subject to a high degree of risk and that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Shares must be held indefinitely until subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from registration is available.  The Purchaser has experience in analyzing and investing in entities like the Company, it can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Shares from the Company.

Section 4.2

Authority.  The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

Section 4.3

Investigation.  The Purchaser has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the Reports and this Agreement and the Company's business, management and financial affairs with the Company's senior management.  To the extent necessary, the Purchaser has retained and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Shares hereunder.

SECTION 5
CONDITIONS TO OBLIGATIONS OF PARTIES.

Section 5.1

Conditions to Obligations of Purchaser.  Purchaser's obligation to purchase the Shares at the Closing is, at the option of Purchaser, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)

The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the foregoing shall be certified in writing by an executive officer of the Company.

(b)

All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all respects and the foregoing shall be certified in writing by an executive officer of the Company.

(c)

There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d)

There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

(e)

The Company shall have obtained and received funds of not less than $4,000,000 ("Borrowed Funds") from NGP Capital Resources Company or one of its affiliates, under a loan or credit facility based upon the Company's oil and gas reserves (the "Financing"), which such Financing may close simultaneously with the Closing hereunder so long as the Borrowed Funds are received by the Company prior to such Closing.

Section 5.2

Conditions to Obligations of Company.  The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)

The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the foregoing shall be certified in writing by Purchaser.

(b)

All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, and the foregoing shall be certified in writing by the Purchaser.

(c)

There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

SECTION 6
REGISTRATION RIGHTS.

Section 6.1

Registration Rights.  The Company hereby grants to Purchaser the registration and other investor rights set forth on Exhibit C (the "Registration Rights").

SECTION 7
MISCELLANEOUS.

Section 7.1

Termination.  The Company may terminate its obligation to perform or observe any of its covenants and agreements hereunder to any Purchaser if Purchaser violates in a material respect any of the material covenants or agreements of the Purchaser under this Agreement, and a Purchaser may terminate its obligations to perform or observe any of its covenants and agreements hereunder if the Company violates or fails to perform in any respect any of the covenants or agreements of the Company under this Agreement to Purchaser.  Purchaser may terminate its obligations under this Agreement in the event the Financing has not closed on or before December 15, 2006.

Section 7.2

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

Section 7.3

Survival.  The representations and warranties in Section 3 and Section 4 of this Agreement shall survive any investigation made by Purchaser or the Company for a period of two years after the Closing Date and all covenants and agreements contained herein shall survive the execution and delivery of this Agreement in accordance with their terms.

Section 7.4

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

Section 7.5

Notice.  Any notice or other communication given under this Agreement shall be sufficient if in writing and will be effective as of (a) the date of receipt if delivered by hand, by messenger or by courier, or transmitted by facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto) or (b) three days after the date when the same shall have been posted by registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party at such address:

If to the Company:

Sonoran Energy, Inc.

Pacific Center One

14180 North Dallas Parkway, Suite 400

Dallas, Texas 75254

Attn:  Chief Financial Officer

(Facsimile) (469) 374-9265

If to Purchaser:

Cubus APS

Gydevang 25

DK-3450 Allerød

Denmark

Attn:  Jørgen Hallundbæk

(Facsimile) (___) ___-____

with a copy to:

Locke Liddell & Sapp LLP

600 Travis, Suite 3500

Houston, Texas 77002

Attn:  David Elder

(Facsimile) (713) 223-3713

Section 7.6

Further Assurances.  The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.7

Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 7.8

Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

Section 7.9

Headings.  Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.

Section 7.10

Public Statements.  Neither party will issue any press release or make any public statement regarding the transactions contemplated hereby without providing Purchaser with prior notification of the contents of such press release or public statement and consulting with Purchaser prior to the issuance of such press release or public statement, except as may be required by applicable law.

Section 7.11

Brokers.  Each of the Company and Purchaser represents and warrants to the other party that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.  Each of the Company and Purchaser hereby agrees to indemnify and hold harmless the other party from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Person hereunder

Section 7.12

Expenses.  Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated; provided, however, that assuming the consummation of the transactions contemplated hereby, the Company shall pay at the Closing, out of the proceeds of the Purchase Price, the reasonable fees and disbursements of Purchaser's counsel in connection with such transactions, and any Company shall further pay the reasonable fees and disbursements of Purchaser's counsel in connection with any subsequent filing, amendment, waiver, consent or enforcement thereof.

Section 7.13

No Third Party Rights.  Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement except for such rights as may exist by virtue of any contract or other agreement existing on the date hereof.

Section 7.14

Entire Agreement; Amendment.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by each of the parties hereto.

[Signature Page Follows]

This Common Stock Subscription Agreement is agreed to and accepted as of December 4, 2006.

SONORAN ENERGY, INC.

By:

Name:

Title:

CUBUS APS

By:  /s/ Jorgen Hallundbaek

Name:  Jorgen Hallundbaek

Title:

EXHIBIT A

SCHEDULE OF EXCEPTIONS

See Schedule of issuances of Common Stock and Convertible Securities attached hereto.

Section 3.6: See Investor Rights Agreement entered into with NGP Capital Resources Company dated as of the date hereof.

Section 3.11(d): None.

Section 3.12(a): None.

Section 3.12(b): None.

Section 3.15: None.

EXHIBIT B

WARRANT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT